EXHIBIT 99.1

Encore Bancshares Reports First Quarter 2012 Net Income of $3.2 Million or $0.26 Per Diluted Common Share

HOUSTON, April 27, 2012 (GLOBE NEWSWIRE) -- Encore Bancshares, Inc. (Nasdaq:EBTX) today reported first quarter 2012 net income of $3.2 million, or $0.26 per diluted common share, compared to $1.2 million or $0.05 per diluted common share for the same period in 2011.

First Quarter Highlights

Improved earnings metrics

  Net income increased $1.1 million or 50.5% over the fourth quarter of 2011 and $2.0 million or 177.3% over the first quarter of 2011
  Net interest margin increased 12 basis points over the fourth quarter of 2011 and 10 basis points over the first quarter of 2011
  Noninterest income increased $0.3 million or 4.6% over the prior quarter and $0.5 million or 7.3% over the first quarter of 2011
  Noninterest expense included $0.3 million in merger-related professional fees

Grew loans and deposits

  Commercial loans grew 6.4% over the prior quarter and 33.9% over the first quarter of 2011
  Noninterest-bearing demand deposits grew 13.2% from December 31, 2011 and 72.6% from March 31, 2011
  Noninterest-bearing demand deposits increased to 32.6% of total deposits, up from 30.4% in the prior quarter and 21.1% in the first quarter of 2011

Continued improvement in credit quality

  Net charge-offs were $0.7 million or 0.28% of average total loans, down from $1.9 million or 0.77% of average total loans for the fourth quarter of 2011
  Nonperforming assets were $10.6 million or 1.01% of total loans and other real estate owned, down from $12.9 million or 1.25% of total loans and other real estate owned at December 31, 2011
  Nonaccrual loans were $6.6 million, down from $10.8 million at December 31, 2011
  Allowance for loan losses was $18.0 million or 1.72% of loans (excluding loans held for sale) at March 31, 2012, with a coverage ratio of 270.9% of nonaccrual loans

Maintained solid capital ratios

  Estimated tier 1 capital ratio of 13.61%
  Tangible common equity to tangible assets ratio of 6.76%

Merger with Cadence Bancorp, LLC

As previously announced, on March 5, 2012, Encore and Cadence Bancorp, LLC, a company headquartered in Houston, Texas, agreed to a strategic business combination in which Encore will merge into a wholly-owned subsidiary of Cadence.  The transaction is expected to be completed in the second half of 2012 and is subject to customary closing conditions, including regulatory approvals and approval by Encore's shareholders.

"Our first quarter earnings reflect strong loan demand funded by noninterest-bearing deposit growth, as well as continued improvements in our credit quality," said James S. D'Agostino, Jr., Chairman and Chief Executive Officer of Encore Bancshares, Inc. "Our previously announced merger with Cadence Bancorp is expected to close in the second half of 2012. With the growth in our balance sheet and decreased nonaccrual loans, we believe that Encore will help create a strong Houston network of branches and augment the lending capabilities for the Cadence franchise."

Net Income

For the three months ended March 31, 2012, net income was $3.2 million, compared with $1.2 million for the same period of 2011. Earnings per diluted common share for the first quarter of 2012 were $0.26, compared with $0.05 for the same period of 2011, after deducting preferred dividends for each period.

Net Interest Income

Net interest income on a tax equivalent basis (TE) for the first quarter of 2012 was $12.2 million, an increase of $1.1 million, or 9.5%, compared with the same period of 2011. The net interest margin (TE) expanded 10 basis points to 3.48% during the same comparison period. The increase in margin was primarily due to lower rates on deposit products and a change in the deposit mix as higher costing interest-bearing deposits were replaced with noninterest-bearing deposits.

Noninterest Income

Noninterest income was $7.6 million for the first quarter of 2012, up $0.5 million compared with the same period of 2011 due to an increase in trust and investment management fees and higher insurance fees and commissions.

Noninterest Expense

Noninterest expense was $14.2 million for the first quarter of 2012, a decrease of $0.2 million, compared with the same period of 2011. This decrease was due primarily to a combination of lower FDIC assessments and a decrease in other noninterest expense. The decrease in other noninterest expense was due in part to a reduction in the reserve for losses on unfunded loan commitments. These decreases were partially offset by an increase in professional fees of $0.4 million primarily due to merger-related costs.

Loans

Period end loans, including loans held for sale, were $1.0 billion at March 31, 2012, an increase of $109 million, or 11.6%, compared with March 31, 2011. Commercial and commercial real estate loans have increased $70.7 million or 43.1% and $55.6 million or 32.9%, respectively, for this time period due to continued efforts to grow the commercial loan portfolio as a percentage of the total loan portfolio.

Deposits

Period end deposits were $1.2 billion at March 31, 2012, an increase of $123 million, or 11.8%, compared with March 31, 2011. Period-end noninterest-bearing deposits were $379 million, an increase of $160 million, or 72.6%, compared with March 31, 2011 and represented 32.6% of total deposits at March 31, 2012.

Credit Quality and Capital Ratios

The provision for loan losses was $0.7 million for the first quarter of 2012, compared with $1.9 million for the fourth quarter of 2011 and $2.2 million for the first quarter of 2011. The decrease in the provision for loan losses was due to overall improvements in credit quality and lower net charge-offs which included a $0.4 million recovery in the first quarter of 2012. Net charge-offs for the first quarter were $0.7 million, or 0.28% of average total loans on an annualized basis, compared with $1.9 million or 0.77% of average total loans for the fourth quarter of 2011 and $1.8 million, or 0.78% of average total loans, for the first quarter of 2011. The allowance for loan losses was $18.0 million, or 1.72% of loans, excluding loans held-for-sale, at March 31, 2012, compared with $19.0 million, or 2.03% of loans, excluding loans held-for-sale, at March 31, 2011.

At March 31, 2012, nonperforming assets were $10.6 million compared with $12.9 million at December 31, 2011 and $35.0 million at March 31, 2011. Nonaccrual loans were $6.6 million at March 31, 2012, compared with $10.8 million at December 31, 2011, a decrease of $4.2 million. Other real estate owned was $4.0 million at March 31, 2012, compared with $2.1 million at December 31, 2011, an increase of $1.9 million.

As of March 31, 2012, our estimated Tier 1 risk-based, total risk-based and leverage capital ratios were 13.61%, 14.87%, and 9.99%, respectively. In addition, Encore Bank was considered "well capitalized" pursuant to regulatory capital definitions. Book value per common share and tangible book value per common share were $12.26 and $8.80 at March 31, 2012.

Additional Information

Management of Encore will not be hosting a conference call. As previously announced, on March 5, 2012, Encore Bancshares, Inc., and Cadence Bancorp LLC, a bank holding company headquartered in Houston, Texas, agreed to a strategic business combination in which Encore will merge into a wholly-owned subsidiary of  Cadence.

In connection with the proposed merger transaction, Encore has filed with the Securities and Exchange Commission (SEC) a Proxy Statement for a special meeting of Encore shareholders and mailed the definitive Proxy Statement to its shareholders on or about April 12, 2012. SHAREHOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT REGARDING THE MERGER AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY CONTAIN IMPORTANT INFORMATION.

A free copy of the definitive Proxy Statement, as well as other filings containing information about Cadence and Encore, may be obtained at the SEC's Internet site (http://www.sec.gov). You may obtain these documents, free of charge, from Encore by accessing Encore's website at www.encorebank.com under the tab "Investor Relations" and then under the heading "SEC Filings."

Encore and certain of its directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of Encore in connection with the proposed merger. Information about the directors and executive officers of Encore is set forth in Encore's Form 10-K/A to be filed with the SEC on or about April 27, 2012. Additional information regarding the interests of those participants and other persons who may be deemed participants in the transaction may be obtained by reading the above-referenced definitive Proxy Statement and other relevant materials filed with the SEC. Free copies of these documents may be obtained as described in the preceding paragraph.

About Encore Bancshares, Inc.

Encore Bancshares, Inc. is a financial holding company headquartered in Houston, Texas and offers a broad range of banking, wealth management and insurance services through Encore Bank, N.A., and its affiliated companies. Encore Bank operates 12 private client offices in the Greater Houston area. Headquartered in Houston and with $1.6 billion in assets, Encore Bank builds relationships with professional firms, privately-owned businesses, investors and affluent individuals. Encore Bank offers a full range of business and personal banking products and services, as well as financial planning, wealth management, trust and insurance products through its trust division, Encore Trust, and its affiliated companies, Linscomb & Williams and Town & Country Insurance. Products and services offered by Encore Bank's affiliates are not FDIC insured. The Company's common stock is listed on the NASDAQ Global Market under the symbol "EBTX".

This press release contains certain financial information determined by methods other than in accordance with GAAP. Specifically, Encore reviews tangible book value per share, return on average tangible common equity and the tangible common equity to tangible assets ratio for internal planning and forecasting purposes. Encore reviews its net interest income, net interest spread and net interest margin on a tax equivalent basis, which is standard practice in the banking industry.  Encore has included in this press release information relating to these non-GAAP financial measures for the applicable periods presented. Encore's management believes these non-GAAP financial measures provide information useful to investors in understanding our financial results and believes that its presentation, together with the accompanying reconciliations, provides a complete understanding of factors and trends affecting our business and allows investors to view performance in a manner similar to management, the entire financial services sector, bank stock analysts and bank regulators. These non-GAAP measures should not be considered a substitute for operating results determined in accordance with GAAP and we strongly encourage investors to review our consolidated financial statements in their entirety and not to rely on any single financial measure. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies' non-GAAP financial measures having the same or similar names.

This press release contains certain forward-looking information about Encore Bancshares that is intended to be covered by the safe harbor for "forward-looking statements" provided by the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are forward-looking statements. Such statements involve risks and uncertainties that may cause actual results to differ materially from those expressed in or implied by such forward-looking statements. Such risks and uncertainties include, but are not limited to:  competitive pressure among financial institutions; volatility and disruption in national and international financial markets; government intervention in the U.S. financial system; our ability to expand and grow our businesses and operations and to realize the cost savings and revenue enhancements expected from such activities; a deterioration of credit quality or a reduced demand for credit; incorrect assumptions underlying the establishment of and provisions made to the allowance for loan losses; changes in the interest rate environment; the continued service of key management personnel; our ability to attract, motivate and retain key employees; our ability to complete the proposed merger; the incurrence and possible impairment of goodwill associated with an acquisition and possible adverse short-term effects on our results of operations; changes in availability of funds; our ability to fully realize our net deferred tax asset; our ability to raise capital when needed; general economic conditions, either nationally, regionally or in the market areas in which we operate; legislative or regulatory developments or changes in laws; changes in the securities markets and other risks that are described from time to time in our 2011 Annual Report on Form 10-K and other reports and documents filed with the Securities and Exchange Commission.

Encore Bancshares, Inc. | Nine Greenway Plaza, Suite 1000 | Houston, Texas 77046

www.encorebank.com

Encore Bancshares, Inc. and Subsidiaries

FINANCIAL HIGHLIGHTS

(Unaudited, amounts in thousands, except per share data)

	As of and for the Three Months Ended
	March 31,		December 31,
	2012	2011	2011

Operations Statement Data:
Interest income	$ 16,157	$ 15,777	$ 15,851
Interest expense	4,048	4,744	4,229
Net interest income	12,109	11,033	11,622
Provision for loan losses	733	2,170	1,898
Net interest income after provision for loan losses	11,376	8,863	9,724
Noninterest income	7,645	7,128	7,312
Noninterest expense	14,200	14,355	13,924
Net income before income taxes	4,821	1,636	3,112
Income tax expense	1,627	484	990
Net income	$ 3,194	$ 1,152	$ 2,122

Income available to common shareholders	$ 3,112	$ 594	$ 1,943

Common Share Data:
Basic income per share (1)	$ 0.26	$ 0.05	$ 0.17
Diluted income per share (1)	0.26	0.05	0.17
Book value per common share	12.26	11.97	12.05
Tangible book value per share (2)	8.80	8.48	8.59

Average common shares outstanding	11,751	11,491	11,654
Diluted average common shares outstanding	11,917	11,575	11,699
Common shares outstanding at end of period	11,900	11,552	11,657

Selected Performance Ratios:
Return on average assets	0.85%	0.32%	0.56%
Return on average common equity (1)	8.79%	1.75%	5.52%
Return on average tangible common equity (1)(2)	12.27%	2.49%	7.77%
Taxable-equivalent net interest margin (2)	3.48%	3.38%	3.36%
Efficiency ratio (3)	71.02%	78.02%	71.29%
Noninterest income to total revenue	38.70%	39.25%	38.62%

Note: In 2012, income earned on certain assets was reclassified from interest income to noninterest income for all periods presented.
(1) Using income available to common shareholders.
(2) Non-GAAP measure. See calculation of tangible common equity and taxable-equivalent amounts in subsequent tables.
(3) Total noninterest expense (excluding intangible amortization and write down of assets held-for-sale) divided by the sum of net interest income and noninterest income (excluding gains or losses on sales of securities).

Encore Bancshares, Inc. and Subsidiaries

CONSOLIDATED BALANCE SHEETS

(Unaudited, dollars in thousands, except per share data)

	March 31,	Dec 31,	Sept 30,	June 30,	March 31,
	2012	2011	2011	2011	2011

ASSETS
Cash and due from banks	$ 16,135	$ 13,397	$ 13,797	$ 13,025	$ 18,477
Interest-bearing deposits in banks	150,053	114,403	100,719	91,790	49,109
Federal funds sold and other	1,382	1,269	1,207	904	856
Cash and cash equivalents	167,570	129,069	115,723	105,719	68,442
Securities available-for-sale, at fair value	181,107	170,801	164,735	183,058	241,370
Securities held-to-maturity, at amortized cost	97,400	99,630	102,871	104,565	101,235
Loans held-for-sale, at lower of cost or fair value	1,350	1,778	7,277	863	2,913
Loans receivable	1,046,168	1,023,486	978,236	970,566	936,036
Allowance for loan losses	(17,977)	(17,968)	(18,007)	(19,110)	(19,008)
Net loans receivable	1,028,191	1,005,518	960,229	951,456	917,028
Federal Home Loan Bank of Dallas stock, at cost	9,838	9,829	9,820	9,810	10,206
Other real estate owned	3,954	2,090	5,135	7,200	7,311
Premises and equipment, net	8,876	6,537	6,486	6,545	6,757
Cash surrender value of life insurance policies	16,654	16,508	16,363	16,217	16,078
Goodwill	35,799	35,799	35,799	35,799	35,799
Other intangible assets, net	5,321	4,533	4,694	4,434	4,575
Other assets	35,303	40,491	40,534	40,829	46,467
	$ 1,591,363	$ 1,522,583	$ 1,469,666	$ 1,466,495	$ 1,458,181

LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits:
Noninterest-bearing	$ 379,184	$ 334,859	$ 281,981	$ 236,873	$ 219,629
Interest-bearing	784,483	765,378	765,715	806,627	821,163
Total deposits	1,163,667	1,100,237	1,047,696	1,043,500	1,040,792
Borrowings and repurchase agreements	220,971	218,702	219,424	222,879	221,582
Junior subordinated debentures	20,619	20,619	20,619	20,619	20,619
Other liabilities	7,351	9,636	9,749	7,783	7,274
Total liabilities	1,412,608	1,349,194	1,297,488	1,294,781	1,290,267

Commitments and contingencies
Shareholders' equity:
Preferred stock	32,914	32,914	32,914	29,766	29,633
Common stock	11,995	11,739	11,733	11,733	11,603
Additional paid-in capital	126,475	124,762	124,250	123,771	123,329
Retained earnings	9,062	5,950	4,007	6,742	5,235
Common stock in treasury, at cost	(1,116)	(854)	(823)	(735)	(497)
Accumulated other comprehensive income (loss)	(575)	(1,122)	97	437	(1,389)
Shareholders' equity	178,755	173,389	172,178	171,714	167,914
	$ 1,591,363	$ 1,522,583	$ 1,469,666	$ 1,466,495	$ 1,458,181

Ratios and Common Share Data:
Leverage ratio (1)	9.99%	9.73%	9.34%	9.67%	9.29%
Tier 1 risk-based capital ratio (1)	13.61%	13.22%	13.37%	13.23%	13.05%
Total risk-based capital ratio (1)	14.87%	14.48%	14.63%	14.49%	14.31%
Book value per common share	$ 12.26	$ 12.05	$ 11.95	$ 12.17	$ 11.97
Tangible book value per common share (2)	8.80	8.59	8.47	8.72	8.48
Tangible common equity to tangible assets (2)	6.76%	6.76%	6.91%	7.13%	6.91%

(1) Estimated at March 31, 2012.
(2) Non-GAAP measure. See calculation of tangible common equity in subsequent table.

Encore Bancshares, Inc. and Subsidiaries

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited, amounts in thousands, except per share data)

	Three Months Ended
	March 31,	Dec 31,	Sept 30,	June 30,	March 31,
	2012	2011	2011	2011	2011
Interest income:
Loans, including fees	$ 14,455	$ 14,189	$ 13,966	$ 14,254	$ 13,442
Securities	1,626	1,569	1,714	2,025	2,305
Federal funds sold and other	76	93	98	37	30
Total interest income	16,157	15,851	15,778	16,316	15,777
Interest expense:
Deposits	1,627	1,798	2,142	2,234	2,340
Borrowings and repurchase agreements	2,120	2,131	2,131	2,117	2,106
Junior subordinated debentures	301	300	298	297	298
Total interest expense	4,048	4,229	4,571	4,648	4,744
Net interest income	12,109	11,622	11,207	11,668	11,033
Provision for loan losses	733	1,898	1,265	1,919	2,170
Net interest income after provision for loan losses	11,376	9,724	9,942	9,749	8,863
Noninterest income:
Trust and investment management fees	5,239	5,066	4,852	5,126	5,072
Insurance commissions and fees	1,597	1,266	1,545	1,587	1,440
Net loss on sale of available-for-sale securities	--	(1)	--	(64)	(31)
Other	809	981	682	752	647
Total noninterest income	7,645	7,312	7,079	7,401	7,128
Noninterest expense:
Compensation	8,918	8,513	8,464	8,414	8,706
Occupancy	1,198	1,270	1,200	1,128	1,287
Equipment	250	278	258	268	241
Advertising and promotion	149	132	107	156	156
Outside data processing	818	775	761	793	783
Professional fees	1,515	1,229	984	905	1,134
Intangible amortization	170	160	161	143	140
FDIC assessment	193	309	479	472	798
Other real estate owned expenses, net	252	(31)	1,293	666	83
Write down of assets held-for-sale	--	265	--	427	21
Other	737	1,024	1,151	740	1,006
Total noninterest expense	14,200	13,924	14,858	14,112	14,355
Net income before income taxes	4,821	3,112	2,163	3,038	1,636
Income tax expense	1,627	990	262	973	484
Net income	$ 3,194	$ 2,122	$ 1,901	$ 2,065	$ 1,152
Income (loss) available to common shareholders (1)	$ 3,112	$ 1,943	$ (2,735)	$ 1,507	$ 594
Income (loss) per common share:
Basic	$ 0.26	$ 0.17	$ (0.23)	$ 0.13	$ 0.05
Diluted	0.26	0.17	(0.23)	0.13	0.05
Average common shares outstanding	11,751	11,654	11,658	11,582	11,491
Diluted average common shares outstanding	11,917	11,699	11,658	11,628	11,575

(1) Includes $4,102 accelerated amortization of preferred stock discount for the three months ended September 30, 2011.

Encore Bancshares, Inc. and Subsidiaries

AVERAGE CONSOLIDATED BALANCE SHEETS

(Unaudited, dollars in thousands)

	Three Months Ended
	March 31,	Dec 31,	Sept 30,	June 30,	March 31,
	2012	2011	2011	2011	2011

Assets:
Interest-earning assets:
Loans	$ 1,032,628	$ 1,002,206	$ 973,060	$ 955,019	$ 933,361
Securities	275,511	268,607	275,900	315,681	354,250
Federal funds sold and other	102,876	113,894	150,190	61,981	49,926
Total interest-earning assets	1,411,015	1,384,707	1,399,150	1,332,681	1,337,537
Less: Allowance for loan losses	(18,463)	(17,829)	(19,429)	(19,219)	(18,604)
Noninterest-earning assets	127,671	127,199	132,750	137,511	141,341
Total assets	$ 1,520,223	$ 1,494,077	$ 1,512,471	$ 1,450,973	$ 1,460,274

Liabilities and shareholders' equity:
Interest-bearing liabilities:
Interest checking	$ 185,283	$ 173,079	$ 170,534	$ 163,926	$ 162,577
Money market and savings	252,138	243,992	257,040	269,422	287,029
Time deposits	338,025	345,664	364,946	379,721	379,142
Total interest-bearing deposits	775,446	762,735	792,520	813,069	828,748
Borrowings and repurchase agreements	219,646	219,699	223,258	223,145	224,792
Junior subordinated debentures	20,619	20,619	20,619	20,619	20,619
Total interest-bearing liabilities	1,015,711	1,003,053	1,036,397	1,056,833	1,074,159
Noninterest-bearing liabilities:
Noninterest-bearing deposits	320,764	309,919	295,823	217,624	210,885
Other liabilities	8,513	8,487	7,975	7,225	8,344
Total liabilities	1,344,988	1,321,459	1,340,195	1,281,682	1,293,388
Shareholders' equity:
Preferred	32,914	32,914	29,944	29,680	29,513
Common	142,321	139,704	142,332	139,611	137,373
Total shareholders' equity	175,235	172,618	172,276	169,291	166,886
Total liabilities and shareholders' equity	$ 1,520,223	$ 1,494,077	$ 1,512,471	$ 1,450,973	$ 1,460,274

Encore Bancshares, Inc. and Subsidiaries

SELECTED FINANCIAL DATA

(Unaudited, dollars in thousands)

	March 31,	Dec 31,	Sept 30,	June 30,	March 31,
Loan Portfolio:	2012	2011	2011	2011	2011
Commercial:
Commercial	$ 234,760	$ 214,575	$ 194,393	$ 194,260	$ 164,053
Commercial real estate	224,479	210,437	185,541	167,973	168,893
Real estate construction	56,322	59,589	52,993	54,769	52,106
Total commercial	515,561	484,601	432,927	417,002	385,052
Consumer:
Residential real estate first lien	203,122	202,968	201,485	205,171	205,012
Residential real estate second lien	241,849	252,825	258,020	262,958	263,286
Home equity lines	55,044	55,191	56,869	58,553	59,832
Consumer other	30,592	27,901	28,935	26,882	22,854
Total consumer	530,607	538,885	545,309	553,564	550,984
Loans receivable	1,046,168	1,023,486	978,236	970,566	936,036
Loans held-for-sale	1,350	1,778	7,277	863	2,913
Total loans	$ 1,047,518	$ 1,025,264	$ 985,513	$ 971,429	$ 938,949

Asset Quality:
Nonaccrual loans (1)	$ 6,636	$ 10,789	$ 18,053	$ 16,552	$ 27,726
Other real estate owned	3,954	2,090	5,135	7,200	7,311
Total nonperforming assets	$ 10,590	$ 12,879	$ 23,188	$ 23,752	$ 35,037

Accruing loans past due 90 days or more	$ --	$ --	$ --	$ --	$ --

Restructured loans still accruing	$ 2,628	$ 4,122	$ 1,706	$ 1,522	$ 1,755

Asset Quality Ratios:
Nonperforming assets to total loans and other real estate owned	1.01%	1.25%	2.34%	2.43%	3.70%
Nonperforming assets to total assets	0.67%	0.85%	1.58%	1.62%	2.40%
Net charge-offs to average total loans	0.28%	0.77%	0.97%	0.76%	0.78%
Allowance for loan losses to period end loans (excluding loans held-for-sale)	1.72%	1.76%	1.84%	1.97%	2.03%
Allowance for loan losses to nonaccrual loans (excluding loans held-for-sale) (2)	270.90%	166.54%	136.57%	115.45%	74.72%

Deposits:
Noninterest-bearing deposits	$ 379,184	$ 334,859	$ 281,981	$ 236,873	$ 219,629
Interest checking	187,270	183,339	164,781	179,292	155,262
Money market and savings	258,066	238,579	248,009	252,100	285,612
Time deposits less than $100	98,061	102,207	107,487	112,975	114,819
Core deposits	922,581	858,984	802,258	781,240	775,322
Time deposits $100 and greater	225,786	224,210	228,316	236,653	239,936
Brokered deposits	15,300	17,043	17,122	25,607	25,534
Total deposits	$ 1,163,667	$ 1,100,237	$ 1,047,696	$ 1,043,500	$ 1,040,792

Assets Under Management	$ 2,978,555	$ 2,778,693	$ 2,682,467	$ 2,863,293	$ 2,855,544

(1) Nonaccrual troubled debt restructurings are included in nonaccrual loans.
(2) Excludes $0, $0, $4,868, $0, and $2,288 nonaccrual loans held-for-sale.

Encore Bancshares, Inc. and Subsidiaries

ALLOWANCE FOR LOAN LOSSES

(Unaudited, dollars in thousands)

	Three Months Ended
	March 31,	Dec 31,	Sept 30,	June 30,	March 31,
	2012	2011	2011	2011	2011

Allowance for loan losses at beginning of quarter	$ 17,968	$ 18,007	$ 19,110	$ 19,008	$ 18,639

Charge-offs:
Commercial:
Commercial	--	(12)	(1)	(112)	(196)
Commercial real estate	(194)	(264)	(1,212)	(752)	(465)
Real estate construction	--	--	(64)	(137)	(4)
Total commercial	(194)	(276)	(1,277)	(1,001)	(665)

Consumer:
Residential real estate first lien	(366)	(294)	(319)	(305)	(222)
Residential real estate second lien	(403)	(607)	(623)	(513)	(1,059)
Home equity lines	(249)	(938)	(398)	(360)	(296)
Consumer other	(24)	(48)	(14)	(67)	(36)
Total consumer	(1,042)	(1,887)	(1,354)	(1,245)	(1,613)

Total charge-offs	(1,236)	(2,163)	(2,631)	(2,246)	(2,278)

Recoveries:
Commercial:
Commercial	420	51	76	10	3
Commercial real estate	--	8	2	141	12
Real estate construction	3	1	1	18	131
Total commercial	423	60	79	169	146

Consumer:
Residential real estate first lien	23	35	90	41	223
Residential real estate second lien	31	97	27	123	71
Home equity lines	21	21	28	23	19
Consumer other	14	13	39	73	18
Total consumer	89	166	184	260	331

Total recoveries	512	226	263	429	477

Net charge-offs	(724)	(1,937)	(2,368)	(1,817)	(1,801)

Provision for loan losses	733	1,898	1,265	1,919	2,170

Allowance for loan losses at end of quarter	$ 17,977	$ 17,968	$ 18,007	$ 19,110	$ 19,008

Encore Bancshares, Inc. and Subsidiaries

SEGMENT OPERATIONS

(Unaudited, dollars in thousands)

	As of and for the Three Months Ended
	March 31,	Dec 31,	Sept 30,	June 30,	March 31,
	2012	2011	2011	2011	2011
Banking
Net interest income	$ 12,400	$ 11,910	$ 11,494	$ 11,947	$ 11,305
Provision for loan losses	733	1,898	1,265	1,919	2,170
Noninterest income	791	956	638	602	591
Noninterest expense	9,132	9,176	9,923	9,348	9,563
Income before income taxes	3,326	1,792	944	1,282	163
Income tax expense (benefit)	1,096	521	258	353	(34)
Net income	$ 2,230	$ 1,271	$ 686	$ 929	$ 197
Total assets at period end	$ 1,602,540	$ 1,527,207	$ 1,473,144	$ 1,469,429	$ 1,467,887

Wealth Management
Net interest income	$ 9	$ 11	$ 10	$ 16	$ 24
Noninterest income	5,239	5,070	4,884	5,132	5,089
Noninterest expense	3,845	3,583	3,691	3,523	3,643
Income before income taxes	1,403	1,498	1,203	1,625	1,470
Income tax expense	497	531	426	574	516
Net income	$ 906	$ 967	$ 777	$ 1,051	$ 954
Total assets at period end	$ 57,869	$ 57,031	$ 55,951	$ 56,105	$ 64,157

Insurance
Net interest income	$ 1	$ 1	$ 1	$ 2	$ 2
Noninterest income	1,615	1,286	1,557	1,667	1,448
Noninterest expense	1,223	1,165	1,244	1,241	1,149
Income before income taxes	393	122	314	428	301
Income tax expense	139	43	111	150	106
Net income	$ 254	$ 79	$ 203	$ 278	$ 195
Total assets at period end	$ 8,706	$ 8,281	$ 7,923	$ 7,370	$ 6,827

Other
Net interest expense	$ (301)	$ (300)	$ (298)	$ (297)	$ (298)
Loss before income taxes	(301)	(300)	(298)	(297)	(298)
Income tax benefit	(105)	(105)	(533)	(104)	(104)
Net income (loss)	$ (196)	$ (195)	$ 235	$ (193)	$ (194)
Total assets at period end	$ (77,752)	$ (69,936)	$ (67,352)	$ (66,409)	$ (80,690)

Consolidated
Net interest income	$ 12,109	$ 11,622	$ 11,207	$ 11,668	$ 11,033
Provision for loan losses	733	1,898	1,265	1,919	2,170
Noninterest income	7,645	7,312	7,079	7,401	7,128
Noninterest expense	14,200	13,924	14,858	14,112	14,355
Income before income taxes	4,821	3,112	2,163	3,038	1,636
Income tax expense	1,627	990	262	973	484
Net income	$ 3,194	$ 2,122	$ 1,901	$ 2,065	$ 1,152
Total assets at period end	$ 1,591,363	$ 1,522,583	$ 1,469,666	$ 1,466,495	$ 1,458,181

Encore Bancshares, Inc. and Subsidiaries

TAXABLE-EQUIVALENT (TE) YIELD ANALYSIS (1)

(Unaudited, dollars in thousands)

	Three Months Ended March 31,
	2012			2011
	Average	Interest	Average	Average	Interest	Average
	Outstanding	Income/	Yield/	Outstanding	Income/	Yield/
	Balance	Expense	Rate	Balance	Expense	Rate
Assets:
Interest-earning assets:
Loans - TE yield	$ 1,032,628	$ 14,492	5.64%	$ 933,361	$ 13,495	5.86%
Securities - TE yield	275,511	1,689	2.47%	354,250	2,369	2.71%
Federal funds sold and other	102,876	76	0.30%	49,926	30	0.24%
Total interest-earning assets - TE yield	1,411,015	16,257	4.63%	1,337,537	15,894	4.82%
Less: Allowance for loan losses	(18,463)			(18,604)
Noninterest-earning assets	127,671			141,341
Total assets	$ 1,520,223			$ 1,460,274

Liabilities and shareholders' equity:
Interest-bearing liabilities:
Interest checking	$ 185,283	$ 41	0.09%	$ 162,577	$ 91	0.23%
Money market and savings	252,138	121	0.19%	287,029	309	0.44%
Time deposits	338,025	1,465	1.74%	379,142	1,940	2.08%
Total interest-bearing deposits	775,446	1,627	0.84%	828,748	2,340	1.15%
Borrowings and repurchase agreements	219,646	2,120	3.88%	224,792	2,106	3.80%
Junior subordinated debentures	20,619	301	5.87%	20,619	298	5.86%
Total interest-bearing liabilities	1,015,711	4,048	1.60%	1,074,159	4,744	1.79%
Noninterest-bearing liabilities:
Noninterest-bearing deposits	320,764			210,885
Other liabilities	8,513			8,344
Total liabilities	1,344,988			1,293,388
Shareholders' equity	175,235			166,886
Total liabilities and shareholders' equity	$ 1,520,223			$ 1,460,274

Net interest income - TE		$ 12,209			$ 11,150

Net interest spread - TE			3.03%			3.03%
Net interest margin - TE			3.48%			3.38%

(1) Non-GAAP measure. See calculation of taxable-equivalent amounts in subsequent table.

Encore Bancshares, Inc. and Subsidiaries

NON-GAAP FINANCIAL MEASURES

(Unaudited, amounts in thousands)

	March 31,	Dec 31,	Sept 30,	June 30,	March 31,
	2012	2011	2011	2011	2011

Shareholders' equity (GAAP)	$ 178,755	$ 173,389	$ 172,178	$ 171,714	$ 167,914
Less: Preferred stock	32,914	32,914	32,914	29,766	29,633
Goodwill and other intangible assets, net	41,120	40,332	40,493	40,233	40,374
Tangible common equity (1)	$ 104,721	$ 100,143	$ 98,771	$ 101,715	$ 97,907

Total assets (GAAP)	$ 1,591,363	$ 1,522,583	$ 1,469,666	$ 1,466,495	$ 1,458,181
Less: Goodwill and other intangible assets, net	41,120	40,332	40,493	40,233	40,374
Tangible assets	$ 1,550,243	$ 1,482,251	$ 1,429,173	$ 1,426,262	$ 1,417,807

Common shares outstanding at end of period	11,900	11,657	11,655	11,663	11,552

(1) Tangible common equity, a non-GAAP financial measure, includes total equity, less preferred equity, goodwill and other intangible assets. Management reviews tangible common equity along with other measures of capital as part of its financial analyses and has included this information because of current interest on the part of market participants in tangible common equity as a measure of capital. The methodology of determining tangible common equity may differ among companies.

	Three Months Ended
	March 31,
	2012	2011
Net interest income (GAAP)	$ 12,109	$ 11,033
Taxable-equivalent adjustment (1)	100	117
Net interest income on a taxable-equivalent basis	$ 12,209	$ 11,150

(1) Net interest income, net interest spread and net interest margin are reported on a taxable-equivalent basis. The taxable-equivalent adjustment to net interest income recognizes the income tax savings when comparing taxable and tax-exempt assets. Management believes that it is a standard practice in the banking industry to present net interest income, net interest spread and net interest margin on a fully taxable-equivalent basis. Management believes these measures provide useful information to investors by allowing them to make peer comparisons.
CONTACT:
Patrick Oakes
Chief Financial Officer
713.787.3106

James S. D'Agostino, Jr.
Chairman and CEO
713.787.3103